EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment Number 4 to the Separate Account K registration statement on Form S-6 (the "Registration Statement") of our report dated February 25, 1999, relating to the financial statements of The Guardian Separate Account K and our report dated February 25, 1999, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial and actuarial experts" in such Registration Statement.


                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP

New York, New York
April 26, 1999